AMENDMENT TO EXPENSE LIMITATION AGREEMENT BETWEEN OLD

MUTUAL ADVISOR FUNDS AND OLD MUTUAL CAPITAL, INC.

DATED SEPTEMBER 7, 2004

AS AMENDED NOVEMBER 19, 2007

This Agreement is amended by adding Class R shares of each of the Portfolios to the Agreement. A new Schedule R to the Agreement setting forth the expense limitation for Class R shares is also added to the Agreement as set forth below:

SCHEDULE R

DATED NOVEMBER 19, 2007

TO

EXPENSE LIMITATION AGREEMENT

BETWEEN

OLD MUTUAL ADVISOR FUNDS

AND

OLD MUTUAL CAPITAL, INC.

DATED SEPTEMBER 7, 2004

(Class R Shares)

Expense
Limit

This Agreement relates to the following

Portfolios of the Trust:

Old Mutual Asset Allocation Conservative Portfolio	1.75%
Old Mutual Asset Allocation Balanced Portfolio	1.80%
Old Mutual Asset Allocation Moderate Growth Portfolio	1.80%
Old Mutual Asset Allocation Growth Portfolio	1.85%

Old Mutual Advisor Funds	Old Mutual Capital, Inc.

By: /s/ Julian F. Sluyters	By: /s/ Mark E. Black

Name: Julian F. Sluyters	Name: Mark E. Black

Title: President	Title: Chief Financial Officer